NEW YORK STATE : COURT OF CLAIMS

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GYRODYNE COMPANY OF AMERICA, INC.

Claimant,

- against -

THE STATE OF NEW YORK,

Defendant.

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NOTICE OF APPEAL

CLAIM NO. 112279

SIR/MESDAMES:

PLEASE TAKE NOTICE that the defendant, the State of New York, by its attorney, Eric T. Schneiderman, Attorney General of the State of New York, appeals to the Appellate Division of the Supreme Court in and for the Second Department, from a decision and order entered in the action granting an additional judgment and allowance for fees and expenses under EDPL § 701 in favor of the claimant, Gyrodyne Company of America, Inc., against the defendant, in the sum of One Million, Four Hundred, Seventy Four Thousand, Nine Hundred, Forty dollars and Sixty Seven Cents ($1,474,940.67), with interest, entered in the Office of the Clerk of the Court of Claims on and about December, 2010, a copy of which is appended, and this appeal is taken from each and every part of that decision and order.

DATED: Poughkeepsie, New York
February 9, 2011

Yours, etc.,

ERIC T. SCHNEIDERMAN
Attorney General of the
State of New York
Attorney for Defendant

BY:
S/J. GARDNER RYAN
J. GARDNER RYAN
Assistant Attorney General
235 Main Street, 3rd Floor
Poughkeepsie, NY 12601
Telephone: (845) 485-3900

TO: Clerk of the Court of Claims
P.O. Box 7344
Capitol Station
Albany, NY 12224

Robinson & Cole, LLP
885 Third Avenue
New York, NY 10022-4834
Attn.: David Clasen, Esq